     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 10, 1998


                                                      REGISTRATION NO.________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                               ------------------

                           NATIONAL CITY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    Delaware
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                             1900 East Ninth Street
                                Cleveland, Ohio
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                   34-1111088
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                     44114
                                   (ZIP CODE)


               National City Corporation 1997 Stock Option Plan
                           (Full Title of the Plan)

                             DAVID L. ZOELLER, Esq.
                             Senior Vice President,
                         General Counsel and Secretary
                           National City Corporation
                             1900 East Ninth Street
                             Cleveland, Ohio 44114
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (216) 575-2978
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                       CALCULATION OF REGISTRATION FEE

===============================================================================
                                         Proposed     Proposed
 Title Of                                 Maximum      Maximum
Securities                  Amount       Offering     Aggregate     Amount Of
  To Be                     To Be        Price Per    Offering     Registration
Registered                Registered       Share        Price          Fee
-------------------------------------------------------------------------------
Common Stock, par value
of $4.00 per share (1)   15,000,000(2) $70.72(3) $1,060,800,000(3) $312,936.00

Option Rights granted
or to be granted under
the National City
Corporation 1997 Stock
Option Plan (1)(4)               N/A        N/A         N/A             N/A

Appreciation Rights to
be granted under the
National City
Corporation 1997 Stock
Option Plan (1)(5)               N/A        N/A         N/A             N/A
===============================================================================

(1) This Registration Statement is deemed to cover 15,000,000 shares of National City Corporation Common Stock, par value $4.00 per share ("Common Stock") offered or to be offered by the Registrant under the National City Corporation 1997 Stock Option Plan (the "Plan"), all Option Rights offered or to be offered under the Plan, and all Appreciation Rights offered or to be offered under the Plan.

(2) Plus such indeterminate number of additional shares as may be sold or delivered as a result of adjustments required by antidilution provisions contained in the Plan. Moreover, the number of shares which may be sold under the Plan shall increase by the number of shares of Common Stock surrendered by any optionee or relinquished to the Registrant in connection with the exercise of, or in payment of federal, state and local income tax withholding liabilities upon the exercise of, any right to purchase a share of Common Stock pursuant to the Plan, pursuant to any other stock option plan of the Registrant or any of its subsidiaries now or hereafter in effect, or pursuant to any stock option plan of any corporation which is merged into the Registrant if the Registrant has by action of its Board of Directors assumed the obligations of such corporation under such stock option plan. Pursuant to Rule 416, this Form S-8 Registration Statement shall be deemed to cover any additional securities issued pursuant to the Plan in order to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) These shares have been or are to be offered pursuant to options granted under the Plan, which options pertain to Common Stock and the option price of which shall be not less than the market value of the Common Stock as of the date of grant. In addition, these shares may be offered in payment of all or a part of the amount payable by the Registrant upon the exercise of any Appreciation Rights granted under the Plan, in which case the price of each share so offered will be market value of a share of Common Stock as of the date upon which such Appreciation Rights are exercised. The registration fee has been calculated in accordance with Rule 457(h) based upon the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on July 2, 1998, which average was $70.72.

(4) The Registrant will receive no additional consideration upon the exercise of an Option Right other than payment for any shares of Common Stock hereby registered that are issuable by the Registrant upon the exercise of that Option Right and cancellation of any related Appreciation Rights, all as provided in the Plan.

(5) The Registrant will receive no additional consideration upon the exercise of an Appreciation Right other than cancellation of any related Option Rights as provided in the Plan.

                                 ---------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

                          NATIONAL CITY CORPORATION

               Cross Reference Sheet Showing the Location in the
         Prospectus of the Information Required by Part 1 of Form S-8


     Item of Form S-8                       Location of Caption in Prospectus
     ----------------                       ---------------------------------

1.   Outside Front Cover Page
     Of Prospectus ........................ Outside Front Cover Page of
                                            Prospectus

2.   Inside Front and Outside
     Back Cover Pages of Prospectus ....... Available Information; The Company;
                                            Table of Contents

3.   General Plan Information ............. General Plan Information

4.   Securities to be Offered ............. Securities to be Offered
5.   Employees Who May Participate
     in the Plan .......................... Employees Who may Participate in
                                            the Plan

6.   Purchase of Securities Pursuant
     to the Plan and Payment For
     Securities Offered ................... Purchase of Securities Pursuant to
                                            the Plan and Payment For
                                            Securities Offered

7.   Resale Restrictions .................. Purchase of Securities Pursuant to
                                            the Plan and Payment For Securities
                                            Offered

8.   Tax Effects of Plan Participation .... Tax Effects of Plan Participation

9.   Investment of Funds .................. Not Applicable

10.  Withdrawal From the Plan;
     Assignment of Interest ............... Withdrawal From the Plan;
                                            Assignment of Interest

11.  Forfeitures and Penalties ............ Withdrawal From the Plan;
                                            Assignment of Interest

12.  Charges and Deductions
     and Liens Therefor.................... Not Applicable

13.  Registration Information and
     Employee Plan Annual Information ..... Registrant Information

                                    PART I

                    INFORMATION REQUIRED IN THE PROSPECTUS


ITEM 1.  PLAN INFORMATION*


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

         * The information called for by Part I of Form S-8 is currently included in the description of the National City Corporation 1997 Stock Option Plan (the "Plan") to be delivered to eligible employees under the Plan and is not being filed with or included in this S-8 in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

        National City Corporation ("National City") hereby incorporates in this Registration Statement by reference National City's Annual Report on Form 10-K for the year ended December 31, 1997, its quarterly report on Form 10-Q dated March 31, 1998, its Current Reports on Form 8-K dated January 13, 1998, March 9, 1998, March 31, 1998, and April 14, 1998, and the description of National City Common Stock ("National City Common") set forth in the Restated Certificate of Incorporation of National City, as amended (filed as Exhibit 3.1 to National City's Annual Report on Form 10K for the fiscal year ended December 31, 1997), each as filed with the Commission pursuant to the Exchange Act.

        All documents filed by National City pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        THIS REGISTRATION STATEMENT INCORPORATES DOCUMENTS OF NATIONAL CITY BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE DOCUMENTS OF NATIONAL CITY SO INCORPORATED (OTHER THAN CERTAIN EXHIBITS TO ANY SUCH DOCUMENTS) ARE AVAILABLE TO ANY PERSON TO WHOM A COPY OF THIS REGISTRATION STATEMENT HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST TO NATIONAL CITY CORPORATION, 1900 EAST NINTH STREET, CLEVELAND, OHIO 44114, ATTENTION: THOMAS A. RICHLOVSKY, SENIOR VICE PRESIDENT AND TREASURER, TELEPHONE NUMBER (216) 575-2126, AND WILL BE FURNISHED WITHOUT CHARGE.


ITEM 4.  DESCRIPTION OF SECURITIES

        The National City Common to be offered pursuant to the Plan is registered under Section 12 of the Exchange Act.

        Pursuant to the Plan, the Board of Directors of National City (the "Board of Directors") may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Eligible Employees of Option Rights. An "Option Right", as that term is used in the Plan, means a right to purchase a share of Common Stock upon exercise of an Outstanding Option. The term "Common Stock" as used in the Plan refers to National City Common or any security into which National City Common may be changed by reason of any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of National City, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or other corporate transaction or event having an effect similar to any of the foregoing. The term "Outstanding Option" as used in the Plan means, at any time, an option to purchase shares of Common Stock granted by National City or any of its Subsidiaries pursuant to the Plan or any other stock option plan of National City or any such Subsidiary now or hereafter in effect, or pursuant to any stock option plan of any corporation which is merged into National City and where National City has by action of its Board of Directors, assumed the obligations of such corporation under such stock option plan, all whether or not such option is at the time exercisable, to the extent that such option at such time has not been exercised and has not terminated.

        For purposes of the Plan, the term "Eligible Employees" includes persons who are at the time officers (including officers who are members of the Board of Directors) and other key employees of National City or of any of its Subsidiaries; and the term "Subsidiary" means, for purposes of the Plan, any corporation in which at the time National City owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of stock issued by such corporation.

        Each grant of Option Rights may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

                (a) Each grant shall specify the number of shares of Common Stock to which it pertains.

                (b) Each grant shall specify an option price per share not less than the Market Value per Share on the date of grant. For purposes of the Plan, the "Market Value per Share" shall, at any date, be the closing price, per share, of the shares of Common Stock, on the New York Stock Exchange on that date as reported by the Wall Street Journal (Midwest Edition) or, if the Common Stock shall be primarily traded in another market, as determined in a manner specified by the Board of Directors using quotations in such other market.

                (c) Successive grants may be made to the same Eligible Employee whether or not any Option Rights previously granted to such Eligible Employee remain unexercised. No Eligible Employee may, however, be granted under the Plan, in the aggregate, more than 1,500,000 Option Rights, subject to adjustment as hereinafter provided.

                (d) Option Rights granted under the Plan may be (i) options which are intended to qualify under particular provisions of the Internal Revenue Code of 1986, as in effect from time to time, (ii) options which are not intended so to qualify, or (iii) combinations of the foregoing.

                (e) The date of grant of each Option Right shall be the date of its authorization by the Board of Directors, except that the date of grant of an Additional Option (as hereinafter defined) shall be the date of exercise of the underlying Option Right. No Option Right shall be exercisable more than 10 years from such date of grant.

                (f) Upon exercise of an Option Right, the option price shall be payable (i) in cash, (ii) by the transfer to National City by the Optionee of shares of Common Stock with a value (Market Value per Share times the number of shares) equal to the total option price, or (iii) by a combination of such methods of payment. The term "Optionee" as used in the Plan refers to the optionee named in an agreement evidencing an Outstanding Option.

                (g) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of National City by any officer designated by the Board of Directors for this purpose and delivered to and accepted by the Eligible Employee and shall contain such terms and provisions, consistent with the Plan, as the Board of Directors may approve.

                (h) No Option Rights intended to qualify as an "Incentive Stock Option" as that term is used in Section 422A of the Internal Revenue Code of 1986, as amended shall be granted under the Plan to any Optionee which would allow the aggregate fair market (determined at the time the Option Rights are granted) of the stock subject of Option Rights, including the Incentive Stock Option in question, which such Optionee may exercise for the first time during any calendar year, to exceed $100,000. If National City shall ever be deemed to have a "parent", as such term is used in Section 422A of the Internal Revenue Code of 1986, as amended, then Option Rights intended to be Incentive Stock Options, granted under such parent's Stock Option plans, shall be included in the definition of Option Rights for the purpose of determining the $100,000 limitation.

        Subject to adjustment as hereinafter provided, the maximum number of shares of Common Stock which may be sold upon the exercise of Option Rights granted pursuant to the Plan shall be 15,000,000 shares of Common Stock which are made available for sale by virtue of the Plan. For purposes of determining the number of shares that may be sold under the Plan, such number shall increase by the number of shares surrendered by an optionee or relinquished to National City (a) in connection with the exercise of an Option Right or (b) in payment of federal, state and local income tax withholding liabilities upon exercise of an Option Right. As of the date of this Registration Statement, there are outstanding under the Plan Option Rights to acquire 350,000 shares of Common Stock. National City shall not be required to issue any fractional share of Common Stock pursuant to the Plan. The Board of Directors may provide for the elimination of fractions or for the settlement of fractions in cash.

        The Board of Directors may make or provide for such adjustments in

                (i) the maximum numbers of shares of Common Stock that may be that may be sold pursuant to the Plan or purchased thereunder by any one employee,

                (ii) the maximum numbers of shares of Common Stock covered by Option Rights and Appreciation Rights granted under the Plan, and

                (iii) the prices per share applicable under Option Rights and Appreciation Rights (as hereinafter defined),

as the Board of Directors in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of National City, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or other corporate transaction or event having an effect similar to any of the foregoing.

        The Compensation and Organization Committee of the Board of Directors (the "Committee") may, at or after the date of grant of Option Rights, grant Additional Options. The term "Additional Option" as used in the Plan means an Option Right granted to an Optionee to purchase a number of shares of Common Stock equal to the number of shares of already owned Common Stock relinquished by the Optionee as payment of the exercise price upon exercise of an Option Right and/or the number shares of Common Stock tendered or relinquished as payment of the amount to be withheld under applicable federal, state and local income tax laws in connection with the exercise of an option as described in the Plan; and the term "Additional Option Feature" as so used means a feature of an Option that provides for the automatic grant of an Additional Option pursuant to the Plan.

        Additional Options may be granted with respect to any Outstanding Option. If an Optionee exercises an Outstanding Option that has an Additional Option Feature by transferring already owned shares of Common Stock and/or when shares of Common Stock are tendered or relinquished as payment of the amount to be withheld under applicable federal, state and local income tax laws (at withholding rates not to exceed the Optionee's applicable marginal tax rates) in connection with the exercise of an option, the Optionee shall automatically be granted an Additional Option. The Additional Option shall be subject to the following provisions:

                (1) The Additional Option shall cover the number of shares of Common Stock equal to the sum of (A) the number of shares of Common Stock delivered as consideration upon the exercise of the previously granted Outstanding Option to which such Additional Option Feature relates and (B) the number of shares of Common Stock tendered or relinquished as payment of the amount to be withheld under applicable federal, state and local income tax laws in connection with the exercise of the option to which such Additional Option Feature relates;

                (2) The Additional Option will not have an Additional Option Feature unless the Committee directs otherwise;

                (3) The Additional Option option price shall be 100% of the Market Value per Share on the date the employee delivers shares of Common Stock to exercise the Option that has the Additional Option Feature and/or delivers or forfeits shares of Common Stock in payment of income tax withholding on the exercise of an Option that has the Additional Option Feature; and

                (4) The Additional Option shall have the same termination date and other termination provisions as the underlying Option that had the Additional Option Feature.

        The Board of Directors may from time to time authorize the granting of Appreciation Rights in respect of any or all of the Option Rights under any Outstanding Option (including Options Rights simultaneously granted) to the Optionee thereunder. The term "Appreciation Right" as used in the Plan means a right in an Optionee to receive from National City an amount which shall be determined by the Board of Directors and shall be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. For purposes of the Plan, the "Spread" refers to the excess of the Market Value per Share of Common Stock on the date when an Appreciation Right is exercised over the option price provided for in the related Option Right.

        To the extent an Optionee elects to exercise such Appreciation Right instead of the related Option Right, the related Option Right shall be cancelled, and vice versa. Each such grant of Appreciation Rights under the Plan may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

                (a) Any grant may permit the exercise of an Appreciation Right with respect to the value of shares of Common Stock covered by the related Option Rights.

                (b) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by National City in cash, in shares of Common Stock or in any combination thereof, and may either grant to the Optionee or retain in the Board of Directors the right to elect among those alternatives.

                (c) Each grant shall provide that the maximum number of shares of Common Stock deliverable upon exercise of an Appreciation Right may not exceed the number of shares of Common Stock purchasable upon exercise of the related Option Rights.

                (d) Any grant may specify waiting periods before exercise and permissible exercise dates or periods. No Appreciation Right shall be exercisable except at a time when the related Option Right is also exercisable.

                (e) Each grant of an Appreciation Right shall be evidenced by an agreement executed on behalf of National City by any officer designated by the Board of Directors for this purpose and delivered to and accepted by the Optionee, which agreement shall describe such Appreciation Right, identify the related Option Rights, state that such Appreciation Right is subject to all the terms and conditions of the Plan, including the right of the Board of Directors to amend, suspend or terminate such Appreciation Right as set forth in the Plan, and contain such other terms and provisions, consistent with the Plan, as the Board of Directors may approve.

        Subject to adjustment as hereinbefore provided, the maximum number of shares of Common Stock which may be delivered upon the exercise of Appreciation Rights granted pursuant to the Plan shall not exceed 15,000,000. Shares covered by Option Rights cancelled upon exercise of Appreciation Rights shall not be available for the granting of further Option Rights under the Plan or under any other stock option plan of National City or of any of its Subsidiaries, anything in the Plan or any such other stock option plan to the contrary notwithstanding.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

        The legality of the shares of National City Common has been passed upon for National City by Carlton E. Langer, Vice President and Assistant General Counsel of National City. Mr. Langer owns currently exercisable options to purchase shares of National City Common.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under Section 145 of the Delaware General Corporation Law (the "DGCL"), directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of National City -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of National City, and, regarding any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions. The DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to National City. To the extent that a person otherwise eligible to be indemnified is successful on the merits of any claim or defense described above, indemnification for expenses (including attorneys' fees) actually and reasonably incurred is mandated by the DGCL.

Article VI of National City's By-laws provides that National City must indemnify, to the fullest extent authorized by the DGCL, each person who was or is made party to, is threatened to be made a party to, or is involved in, any action, suit or proceeding because he is or was a director, officer or employee of National City or of any subsidiary (or was serving at the request of National City as a director, trustee, officer, employee or agent of another entity) while serving in such capacity against all expenses, liabilities or loss incurred by such person in connection therewith. The amount of any indemnification to which any person shall otherwise be entitled under Article VI shall be reduced to the extent that such person shall otherwise be entitled to valid and collectible indemnification provided by a subsidiary of National City or any other source.

     Article VI of National City's By-laws also provides that National City may pay expenses incurred in defending the proceedings specified above in advance of their final disposition. National City may advance expenses to any director, officer or employee only upon delivery to National City of an undertaking by the indemnified party stating that he has reasonably incurred or will reasonably incur actual expenses in defending an actual civil or criminal suit, action or proceeding in his capacity as such director, officer or employee, or arising out of his status as such director, officer or employee, and that he undertakes to repay all amounts so advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified.

     Finally, Article VI of National City's By-laws provides that National City may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss, regardless of whether National City has the power or obligation to indemnify that person against such expense, liability or loss under the provisions of
Article VI.

     The right to indemnification is not exclusive of any other right which any person may have or acquire under any statute, provision of National City's Certificate or By-laws, or otherwise. Additionally, no amendment to National City's Certificate can increase the liability of any director or officer for any act or omission by him prior to such amendment.

ITEM 8.  EXHIBITS

     The following Exhibits are filed as part of this Registration Statement:

      4.1 Restated Certificate of Incorporation of National City Corporation, as amended, (filed as Exhibit 3.1 to National City Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference).

      4.2 National City Corporation First Restatement of By-Laws adopted April 27, 1987 (As Amended through October 24, 1994) (filed as Exhibit 3.2 to Registrant's Form S-4 Registration Statement No. 33-56539 dated November 18, 1994 and incorporated herein by reference).

      4.3 Instruments defining the rights of holders of certain long-term debt of National City and its consolidated subsidiaries are not filed as exhibits because the amount of debt under such instruments is less than 10% of the total consolidated assets of National City. National City undertakes to file these instruments with the Commission upon request.

      4.4  Form of National City Corporation 1997 Stock Option Plan (filed as
           Exhibit 4.4).

      5.1 Opinion of Carlton E. Langer as to the legality of the National City Common being registered (filed as Exhibit 5.1).

     23.1 Consent of Ernst & Young LLP, Independent Auditors for National City Corporation (filed as Exhibit 23.1).

     23.2 Consent of Carlton E. Langer (included in his opinion filed as Exhibit 5.1 to this Registration Statement and incorporated herein by reference).

     24.1 Power of Attorney (Filed as Exhibit 24.1).

ITEM 9.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form s-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, state of Ohio, on this tenth day of July, 1998.

                            NATIONAL CITY CORPORATION

                           By /s/ THOMAS A. RICHLOVSKY
                                                      Thomas A. Richlovsky
                                                    Senior Vice President and
                                                            Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               SIGNATURE                               TITLE                    DATE
----------------------------------------   ------------------------------  --------------
/s/  SANDRA H. AUSTIN                      Director
--------------------------------
      Sandra H. Austin

/s/  CHARLES H. BOWMAN                     Director
--------------------------------
      Charles H. Bowman

/s/  EDWARD B. BRANDON                     Director
--------------------------------
      Edward B. Brandon

/s/  JOHN G. BREEN                         Director
--------------------------------
      John G. Breen

/s/  JAMES S. BROADHURST                   Director
--------------------------------
      James S. Broadhurst

/s/  DUANE E. COLLINS                      Director
--------------------------------
      Duane E. Collins

/s/  DAVID A. DABERKO                      Chairman of the Board and Chief
--------------------------------           Executive Officer (Principal Executive Officer)
      David A. Daberko

/s/  DANIEL E. EVANS                       Director
--------------------------------
      Daniel E. Evans

/s/  OTTO N. FRENZEL III                   Director
--------------------------------
      Otto N. Frenzel III

/s/  BERNADINE P. HEALY, M.D.              Director
--------------------------------
      Bernadine P. Healy, M.D.

                                           Director
--------------------------------
      Joseph H. Lemieux

/s/  W. BRUCE LUNSFORD                     Director
--------------------------------
      W. Bruce Lunsford

/s/  ROBERT A. PAUL                        Director
--------------------------------
      Robert A. Paul

/s/  WILLIAM R. ROBERTSON                  Director and President
--------------------------------
      William R. Robertson

/s/  WILLIAM F. ROEMER                     Director
--------------------------------
      William F. Roemer

/s/  MICHAEL A. SCHULER                    Director
--------------------------------
      Michael A. Schuler

/s/  STEPHEN A. STITLE                     Director
--------------------------------
      Stephen A. Stitle

/s/  MORRY WEISS                           Director
--------------------------------
      Morry Weiss



        *Carlton E. Langer, Vice President and Assistant Secretary of National City Corporation, the undersigned attorney-in-fact, by signing his name below, does hereby sign this Form S-8 Registration Statement on behalf of each of the above-indicated officers and directors of National City Corporation (constituting at least a majority of the directors) pursuant to a power of attorney executed by such persons.


By /s/  CARLTON E. LANGER
    Carlton E. Langer, Vice President and
             Assistant Secretary                                  July 10, 1998